RESIGNATION OF

The CFO

of

TOKEN COMMUNITIES LTD.

The following is a true copy of the Chief Financial Officer’s Resignation from the Corporation, held this 2nd day of April, 2019;

         WHEREAS the undersigned was appointed as Chief Financial Officer of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with TOKEN COMMUNITIES LTD. and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities of the Company and does hereby, by affixing, his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN. This Resignation is not the result of any dispute with management.

The Board shall choose a new Chief Financial Officer at a time and place of its choosing.

DATED:  April 2nd, 2019

_____________________

Peter Maddocks

TOKEN COMMUNITIES LTD.